UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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            JMG Exploration, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JMG EXPLORATION, INC.

December 26, 2006

Dear Shareholders:

You are cordially invited to attend the annual general meeting of stockholders (the “JMG Meeting”) of JMG Exploration, Inc. (“JMG”), a Nevada corporation, which will be held at 10:00 a.m., Mountain time, on Friday, January 26, 2007 at the Offices of JMG at Suite 2200, 500-4th Avenue S.W., Calgary, Alberta, Canada T2P 2V6.

If you were a record holder of JMG common stock at the close of business on November 27, 2006, you have the right to vote or direct your vote at the meeting.

The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

We hope you will be able to attend the meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure that they are represented at the meeting. You may submit your proxy vote by telephone or internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, you will need proof of ownership to be admitted to the meeting, as described under “How can I attend the meeting?” on page 4 of the proxy statement.

We look forward to seeing you at the annual meeting.

Sincerely,

Joseph W. Skeehan
Chief Executive Officer

Your vote is important. Please sign, date and return your proxy card or voting instruction form.

By order of the Board of Directors,

JMG Exploration, Inc.

Joseph W. Skeehan Chief Executive Officer

JMG EXPLORATION, INC.

SUITE 2200, 500 - 4TH AVENUE S.W.
CALGARY, ALBERTA, CANADA T2P 2V6
NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 26, 2007

TO THE HOLDERS OF JMG EXPLORATION, INC. COMMON STOCK:

Notice is hereby given that an annual general meeting of stockholders, including any adjournments or postponements thereof, of JMG Exploration, Inc. (“JMG”), a Nevada corporation, will be held at 10:00 a.m., Mountain time, on Friday, January 26, 2007, at the Offices of JMG at Suite 2200, 500-4th Avenue S.W., Calgary, Alberta, Canada T2P 2V6, for the purpose of electing five directors to the Board of Directors and to transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

The JMG Board of Directors has fixed the close of business on November 27, 2006 as the record date for determining which JMG stockholders are entitled to receive notice of, and to vote at, the JMG Meeting. Only the holders of record of shares of JMG common stock on the record date are entitled to have their votes counted at the JMG Meeting.

The nominees for election as directors at the meeting will be elected by a plurality of the votes cast at the meeting.

You are cordially invited to attend the JMG Meeting in person. It is important that your shares of JMG common stock are represented at the JMG Meeting regardless of the number of shares or interests that you hold. To ensure that you are represented at the JMG Meeting, please fill in, sign and return the enclosed proxy card. Your early attention to the proxy card or, as the case may be, the voting instruction form will be greatly appreciated.

You have the power to revoke your proxy or voting instructions at any time prior to their use at the JMG Meeting. If you attend the JMG Meeting you may withdraw your proxy or voting instructions and vote in person.

PROXY STATEMENT
TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
What is the purpose of the meeting?	1
Who is entitled to vote at the meeting?	1
What are my voting rights?	1
How many shares must be present to hold the meeting?	1
How do I vote my shares?	1
What is the difference between a shareholder of record and a “street name” holder?	1
What does it mean if I receive more than one proxy card?	2
Can I vote my shares in person at the meeting?	2
What vote is required for the election of directors or for a proposal to be approved?	2
How are votes counted?	2
Who will count the vote?	2
How does the Board recommend that I vote?	2
What if I do not specify how I want my shares voted?	3
Can I change my vote after submitting my proxy?	3
Will my vote be kept confidential?	3
How can I attend the meeting?	3
Who pays for the cost of proxy preparation and solicitation?	3
How can I communicate with JMG’s Board of Directors?	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	6
PROPOSAL 1—ELECTION OF DIRECTORS	7
NOMINEES	7
CORPORATE GOVERNANCE	8
Director Compensation and Related Policies	10
EXECUTIVE COMPENSATION	10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	16
SHAREHOLDER RETURN PERFORMANCE GRAPH	17

i

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITOR	18
Audit Committee Report	18
Audit Fees	18
Audit-Related Fees	18
Tax Fees	19
All Other Fees	19
Administration of Engagement of Independent Auditor	19
20ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K	20
“HOUSEHOLDING” OF PROXY MATERIALS	20
OTHER MATTERS	20

ii

PROXY STATEMENT
2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 26, 2007

The Board of Directors of JMG Exploration Inc. is soliciting proxies for use at the annual meeting of shareholders to be held on Tuesday, January 26, 2007, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about December 26, 2006.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matter outlined in the Notice of Annual Meeting of Shareholders, which is the election of directors. Also, management will report on our performance during the last fiscal year and respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board has set November 27, 2006, as the record date for the annual meeting. If you were a shareholder of record at the close of business on November 27, 2006, you are entitled to vote at the meeting.

As of the record date, 5,187,609 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 5,187,609 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least a majority of the voting power of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you, or the registered holder of your shares, has properly submitted a proxy card by mail.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting by completing, signing, and mailing the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and internet voting is also encouraged for shareholders who hold their shares in street name.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

The nominees for election as directors at the 2006 Annual Meeting will be elected by a plurality of the votes cast at the meeting.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

A properly executed proxy card marked “Withheld” with respect to the election of directors will not be voted and will not count “For” or “Against” any of the nominees.

If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the NYSE Arca. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. This effectively reduces the number of shares needed to approve the proposal, making it more likely that the proposal will be approved.

Who will count the vote?

Representatives of Olympic Trust Company, our transfer agent, will tabulate votes and act as independent inspectors of election.

How does the Board recommend that I vote?

At the annual meeting, we are asking holders of JMG common stock to elect directors. The Board of Directors of JMG unanimously recommends that JMG common stockholders votes be cast, “For” the slate of directors nominated for election.

What if I do not specify how I want my shares voted?

•	If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, we will vote your shares FOR all of the nominees for director.

Can I change my vote after submitting my proxy?

Yes. If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send another proxy card with a later date.

•	You may notify Marcia Johnston, JMG’s General Counsel, in writing, before the date of the annual general meeting that you have revoked your proxy.

•	You may attend the for the JMG Meeting, revoke your proxy, and vote in person.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail or in person, all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or as expressly permitted by a shareholder. We also have the voting tabulations performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Please let us know whether you plan to attend the meeting by marking the attendance box on the proxy card.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

JMG will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. JMG will reimburse them for their reasonable expenses.

How can I communicate with JMG’s Board of Directors?

You can communicate with our Board of Directors by sending a letter addressed to our Board of Directors, non-management directors, presiding director or specified individual directors to:

Marcia L. Johnston
c/o JMG Exploration, Inc.
2200, 500 - 4th Avenue S.W.
Calgary, AB T2P 2V6

Any such letters will be delivered to the independent presiding director, or to a specified director if so addressed. Letters relating to accounting matters will also be delivered to the chair of the Audit Committee for handling in accordance with the Audit Committee’s policy on investigation of complaints relating to accounting matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of JMG’s common stock as of December 21, 2006, by:

•	each of JMG’s executive officers and directors;

•	all executive officers and directors as a group; and

•	each person who is known by JMG to beneficially own more than 5% of JMG’s outstanding common stock.

As of December 21, 2006, there were 5,187,609 shares of common stock issued and outstanding. Shares of common stock not outstanding but deemed beneficially owned because an individual has the right to acquire the shares of common stock within 60 days, are treated as outstanding when determining the amount and percentage of common stock owned by that individual and by all directors and executive officers as a group. The address of each executive officer and director is Suite 2200, 500 - 4th Avenue S.W., Calgary, Alberta, Canada, T2P 2V6. The address of other beneficial owners is set forth below.

Name of beneficial owner	Number of Shares beneficially owned		Percentage of shares outstanding

Executive officers and directors:
Joseph W. Skeehan	138,908	(1)	2.68%
Reginald Greenslade	213,876	(2)	4.12%
Donald P. Wells	120,000	(3)	2.31%
Thomas J. Jacobsen	262,391	(4)	5.06%
Reuben Sandler, Ph.D.	176,625	(5)	3.39%

All executive officers and directors as a group (5 persons)	911,800		17.58%

Stockholders owning 5% or more:
Fred P, Heller, Trustee Heller 2002 Trust
2310 Pleasure Drive, Reno, Nevada 89509	1,069,358	(6)	19.4%

Jay Kuhne Family Trust
315 West Hyman, Aspen, Colorado 81611	506,250	(7)	9.5%

John P. McGrain
233 South Orange Grove, Pasadena, California 91105	476,562	(8)	8.92%

(1) Includes 130,000 shares of common stock underlying stock options, 4,454 shares of common stock and 4,454 shares of common stock issuable upon the exercise of warrants at $5.00 per share.

(2) Includes 120,000 shares of common stock underlying stock options, 46,938 shares of common stock and 46,938 shares of common stock underlying warrants issuable upon the exercise of warrants at $5.00 per share.

(3) Includes 120,000 shares of common stock underlying stock options.

(4) Includes 120,000 shares of common stock underlying stock options, 69,633 shares of common stock, 57,133 shares of common stock issuable upon the exercise of warrants at $5.00 per share, 3,125 shares of common stock issuable upon the exercise of warrants at $6.00 per share and 12,500 shares of common stock issuable upon the exercise of warrants at $4.25 per share.

(5) Includes 120,000 shares of common stock underlying stock options, 26,375 shares of common stock, 10,000 shares of common stock issuable upon the exercise of warrants at $5.00 per share, 6,250 shares of common stock issuable upon the exercise of warrants at $6.00 per share and 25,000 shares of common stock issuable upon the exercise of warrants at $4.25 per share.

(6) Information based on Schedule 13D filed with the SEC on February 28, 2006. Includes 189,920 shares of common stock underlying warrants issuable upon the exercise at $5.00 per share and 225,000 shares of common stock issuable upon the exercise of warrants at $4.25.

(7) Information based on Schedule 13D filed with the SEC on August 8, 2005. Includes 225,000 shares of common stock underlying warrants issuable upon the exercise at $4.25 per share and 56,250 shares of common stock issuable upon the exercise of warrants at $6.00. Jay Kuhne is the trustee for the Jay Kuhne Family Trust.

(8) Includes 206,250 shares of common stock underlying warrants issuable upon the exercise at $4.25 per share and 51,562 shares of common stock issuable upon the exercise of warrants at $6.00.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission. Executive officers and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to 2006 and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors during 2006 were satisfied, except each of the following was late filing a Form 4 with respect to acquisitions of securities at the time of our initial public offering in August 2005: Herman S. Hartley, Thomas J. Jacobsen, Fred P. Heller (Trustee for Heller 2002 Trust), Joseph W. Skeehan, Rueben Sandler and Joanne R. Finnerty, and each of the following was late filing a Form 4 with respect to stock options granted on July 1, 2006: Joseph W. Skeehan, Reginald J. Greenslade, Donald P. Wells, Thomas J. Jacobsen, Reuben Sandler, and John P. McGrain.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently has 5 members. All directors are elected to serve until the next annual meeting or until his or her successor has been qualified and elected or such director’s earlier death, resignation or removal. Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors.

The election of each nominee requires the plurality of the votes present and entitled to vote at the annual meeting.

The Board of Directors recommends a vote FOR election of the nominated directors. Proxies will be voted FOR the election of the five nominees unless otherwise specified.

The nominees for election as directors have provided the following information about themselves.

NOMINEES

Joseph W. Skeehan. Mr. Skeehan has been a director since August 2004 and has been the acting Chief Executive Officer since July 1, 2006. He has been the owner of Skeehan & Company, a professional service corporation that engages in accounting, finance and consulting services to small to mid-sized companies and organizations primarily in Southern California since 1980. Skeehan & Company is registered with the SEC Practice Division of the AICPA. He has been a Certified Public Accountant since 1978 and received a Bachelor of Science degree from California Polytechnic State University, San Luis Obispo in 1976.

Reginald (Reg) J. Greenslade. Mr. Greenslade has been serving as Chairman and director of JMG since September 2005. Mr. Greenslade has also been serving as Chairman and director of JED Oil Inc. since November 2003. He was President, CEO and director of Enterra Energy Trust from January 2005 until June 1, 2005 when he resigned as President and CEO, he served as Chairman of the Enterra Board until his resignation on March 31, 2006. He was a director of PASW Inc., a software development company, from February 2001 to July 2001. From 1995 until the formation of Enterra, Mr. Greenslade was the President, CEO and Director of Big Horn Resources Ltd. Prior to his position with Big Horn, Mr. Greenslade was with CS Resources Limited in the areas of exploitation engineering and project management from 1993 to 1995. Prior to 1993, Mr. Greenslade was employed by Saskatchewan Oil and Gas Corporation in the capacities of project management, production, and reservoir engineering. He has extensive experience with secondary recovery schemes and is recognized for his work in the specialized field of horizontal well technology. All the above companies were publicly traded in either the U.S., Canada, or both, during the periods indicated.

Donald P. Wells. Mr. Wells has been a director since July 1, 2005 and has been the acting Chief Financial Officer since November 14, 2006. He is the Chief Financial Officer of Wetzel’s Pretzels, LLC, a position held since 1997. Wetzel’s Pretzels, LLC is a franchisor of fresh pretzel bakeries with approximately 200 stores in shopping malls across the United States. He also serves on the Boards of Directors for I Sold It, LLC and Biocomp, Inc. He has held the position of Chief Financial Officer with four private manufacturing companies prior to his present position.

Thomas J. Jacobsen. Mr. Jacobsen was JMG’s Chairman from August 2004 to September 2005. He was the President and Chief Operating Officer of JED from September 2003 to November 2004 when he resigned as President and Chief Operating Officer and assumed the position of Chief Executive Officer. He has been a director of JED since September 2003. Mr. Jacobsen has more than 40 years experience in the oil and gas industry in Alberta and Saskatchewan including serving as Chief Operating Officer of Enterra Energy Corp. (“Enterra”) from February 2002 to November 2003; Vice-Chairman of Westlinks Resources Ltd., (“Westlinks”) a predecessor of Enterra, from October 2000 to November 2003; Executive Vice-President, Operations of Westlinks from October 1999 to October 2000; President, Chief Operating Officer and a director of Empire Petroleum Corporation from June 2001 to April 2002, President and Chief Executive Officer of Niaski Environmental Inc. from November 1996 to February 1999, President and Chief Executive Officer of International Pedco Energy Corporation from September 1993 to February 1996, and President of International Colin Energy Corporation from October 1987 to June 1993. Mr. Jacobsen served as a director of Rimron Resources Inc., formerly Niaski Environmental Inc. from February 1, 1997 to April 1, 2003. Niaski’s proposal to its creditors under the Bankruptcy and Insolvency Act (Canada) was accepted in April 2000 and Niaski was discharged in May 2001.

Reuben Sandler, Ph.D. Dr. Sandler has been a director of JMG since August 2004. He is the Chairman and Chief Executive Officer of Intelligent Optical Systems, Inc., positions he has held since 1999. He was President and Chief Information Officer for MediVox, Inc., a medical software development company, from 1997 to 1999. He was a director of PASW, Inc. from 1999 to 2000 and a director of Alliance Medical Corporation from 1999 to 2002. From 1989 to 1996, he was an Executive Vice President for Makoff R&D Laboratories, Inc. Dr. Sandler received a Ph.D. from the University of Chicago and is the author of four books on mathematics. He currently serves on the Board of Directors of MediVox, Inc. and Alliance Medical Corporation and is an advisor to the Boards of Directors of Optec Ventures, LLC, Optical Security Sensing, LLC, and Optinetrics, Inc.

CORPORATE GOVERNANCE

The JMG Board of Directors is comprised of five directors. JMG directors serve one-year terms, or until an earlier resignation, death or removal, or their successors are elected. There are no family relationships among any of JMG’s directors or officers.

The Board of Directors held 11 meetings during fiscal year 2006, each of which included teleconference participation. Each director attended at least 75% of the total meetings of the Board and Board committees on which the director served during the fiscal year.

Committees of the Board of Directors

The charters of each of the following committees are on the website for JED Oil Inc. at www.jedoil.com/JMG.asp. We will provide such charters in print, free of charge, to any investor who requests it by writing to: Suite 2200, 500 4th Avenue S.W. Calgary Alberta, Canada T2P 2V6.

Audit committee

Members:	Reuben Sandler, Chair	Thomas J. Jacobsen Reg J. Greenslade

Our audit committee chair is the designated financial expert. All members of our audit committee meet the independence standards for directors as set forth in the NYSE Arca Equities Rules. The audit committee reviews in detail and recommends approval by the full board of directors of our annual and quarterly financial statements, recommends approval of the remuneration of our auditors to the full board, reviews the scope of the audit procedures and the final audit report with the auditors, and reviews our overall accounting practices and procedures and internal controls with the auditors. The audit committee held four meetings in 2006, four of which were held by telephone conference. During each meeting the Committee met in private session with our independent auditor, and met alone in executive session without members of management present.

Compensation committee

Members:	Reg J. Greenslade, Chair	Thomas J. Jacobsen

Each of the committee members is an independent director. The compensation committee recommends approval to the full board of directors of the compensation of the Chief Executive Officer, the annual compensation budget for all other employees, bonuses, grants of stock options and any changes to our benefit plans. The compensation committee held one meeting in 2006. During the meeting the committee held an executive session without members of management present.

Corporate Governance Committee

Members:	Reuben Sandler, Chair	Donald P. Wells Thomas J. Jacobsen

The corporate governance committee determines the scope and frequency of periodic reports to the board of directors concerning issues relating to overall financial reporting, disclosure and other communications with all stockholders. Further, the corporate governance committee recommends to the board of directors (i) criteria for the composition of the board including total size and the number or minimum number of unrelated directors, (ii) candidates to fill vacancies on the board which occur between annual meetings which result from either departures of directors or increases in the number of directors and a slate of directors for election at each annual meeting. The Governance Committee held one meeting in 2006. During each meeting the Committee held an executive session without members of management present.

Director Nominee Selection Process. The selection process for director candidates includes the following steps: (1) identification of director candidates by the corporate governance committee based upon suggestions from current directors and executives and recommendations received from shareholders; (2) possible engagement of a director search firm; (3) interviews of candidates by the chair of the committee and two other committee members; (4) reports to the Board by the committee on the selection process; (5) recommendations by the committee; and (6) formal nominations by the Board for inclusion in the slate of directors at the annual meeting. Director candidates recommended by shareholders are given the same consideration as candidates suggested by directors and executive officers. A shareholder seeking to recommend a prospective candidate for the committee’s consideration should submit the candidate’s name and sufficient written information about the candidate to permit a determination by the committee whether the candidate meets the director selection criteria set forth in our Corporate Governance Guidelines to the General Counsel of JMG at the address listed on page A-4 of this proxy statement.

Reserves committee

Members:	Reg J. Greenslade, Chair	Donald P. Wells Reuben Sandler

Each of the committee members is an independent director. The reserves committee retains the independent engineers who value our oil and natural gas reserves and approve our disclosure documents with respect to reserves. The reserves committee also meets in a private session with the independent engineers without management present. The reserves committee met once in 2006 by teleconference.

Special Independent committee

Members:	Joseph W. Skeehan, Chair	Donald P. Wells Reuben Sandler

The special independent committee was formed with respect to the previously proposed share exchange with JED Oil Inc., which was announced in February 2006 and terminated in November 2006. The members of the committee were the directors who had no relationship with JED Oil Inc., and the committee was delegated all powers respecting the Company and the proposed transaction

Policy Regarding Attendance at Annual Meetings

The Company encourages, but does not require, its Board members to attend the annual meeting of shareholders.

Shareholder Communication with Directors

Shareholders may communicate with the Company’s Board of Directors by sending a letter addressed to the Board of Directors or specified individual directors to: c/o JMG Exploration Inc., Suite 2200, 500 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 2V6. All communications will be compiled by the General Counsel of the Company and submitted to the Board or the individual directors on a periodic basis.

Code of Ethics

We have adopted a Code of Conduct effective January 1, 2005, which applies to all of our employees, consultants, officers and directors. It establishes standards of conduct for individuals and also individual standards of business conduct and ethics. In addition it sets out our policies in relation to our employees on such issues as discrimination, harassment, privacy, drugs, alcohol, tobacco and weapons. The Code of Conduct is attached as an exhibit to Form 10-K/A filed on April 10, 2006 and is on the website for JED Oil Inc. at www.jedoil.com/JMG.asp. We will provide such Code of Conduct in print, free of charge, to any investor who requests it by writing to: Suite 2200, 500 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 2V6.

Director Compensation and Related Policies

Directors do not receive compensation for service on the Board of Directors. JMG reimburses it directors for their out of-pocket costs, including travel and accommodations, relating to their attendance at any Board of Directors meeting. Directors are entitled to participate in JMG’s equity compensation plan. In 2005, JMG granted its Chairman of the Board 30,000 options, its Chairman of the Audit Committee 40,000 options, its Chief Executive Officer and President, Chief Financial Officer 30,000 options and other non-employee directors 30,000 options, each to purchase an equal number of shares of common stock at $5.00 per share. These grants replaced options granted in August 2004 at an exercise price of $4.00 per share that were cancelled.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee of the Board of Directors is composed entirely of non--employee directors, currently consisting of Mr. Greenslade (Chairman) and Mr. Jacobsen. The Compensation Committee is responsible for approving and recommending to the Board of Directors all short and long-term compensation plans for the executive officers of the Company and the Board of Directors and for administering the Company’s stock option plans. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reviewed by the full Board.

Set forth below is a report submitted by Mr. Greenslade and Mr. Jacobsen in their capacity as the Board’s Compensation Committee (the “Committee”), addressing the Company’s compensation policies for fiscal 2005 as they affected the Company’s executive officers generally, and specifically as they affected Mr. Hartley, the Company’s Chief Executive Officer, and Ms. Finnerty, the Company’s Chief Financial Officer during fiscal 2005. JMG had no other officers and all staff was provided by JED Oil Inc. under the Joint Services Agreement.

Compensation Policies Toward Executive Officers

The Company’s executive compensation has historically consisted of three components: (i) base salaries, (ii) stock options and (iii) cash bonuses. Each of these elements is discussed below:

Base Salaries. In determining the base salaries of each executive officer, the Company has utilized compensation surveys and has considered performance against defined goals and longevity with the Company. Mr. Hartley’s compensation is discussed below under “Chief Executive Officer Compensation.”

Stock Options. During fiscal 2005, the Company granted 30,000 stock options to Ms. Finnerty as a newly named executive officer.

Cash Bonuses. During fiscal 2005, the Company achieved certain financial targets for revenues and profitability, which in turn qualified the Company’s executives for a cash bonus as set forth in the Summary Compensation Table. Bonuses were also paid during 2005 and 2004 based on the achievement of certain financial targets for revenue and other non-financial objectives. No other cash bonuses have been paid to any of the Company’s executive officers during the past five fiscal years.

There is a $1 million limit on the deductibility of certain compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code. The 1996 Stock Plan and the 2003 Stock Incentive Plan contain limitations on the number of stock options that may be granted to any person in any fiscal year. These limitations are intended to preserve the Company’s federal tax deduction for compensation expense related to stock options that may be granted to executive officers under these plans. Given the Company’s current levels of cash compensation, the Committee does not believe it will be necessary to take any other action to qualify the Company’s compensation programs under Section 162(m) in the foreseeable future; however, the Committee will continue to evaluate whether any future action is appropriate.

Chief Executive Officer Compensation

The compensation of Mr. Hartley, the Company’s Chief Executive Officer during fiscal 2005 was set by and subject to the discretion of the Committee, with approval of the Board of Directors. In determining the base salary, the Committee has utilized compensation surveys and has considered performance against defined goals and longevity with the Company. Mr. Hartley’s salary was $121,000 for fiscal 2005, which the Committee believes is competitive with other salaries of chief executive officers in the industry.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS:

Reg J. Greenslade, Chairman Thomas J. Jacobsen

The following table provides a summary of annual compensation for JMG’s executive officers for the period from incorporation July 16, 2004 to December 31, 2005 and pro forma compensation representing compensation on an annual basis. We do not have employment agreement with either of our executive officers.

	Annual compensation			Long-term compen-sation
Name and principal position	Annualized salary	Actual salary	Bonus	Securities underlying options (1)	All other compensation

H.S. (Scobey) Hartley -
Chief Executive Officer
and President
2005	$121,000	$121,000	$29,000	30,000
2004	$1	—	—	40,000	—
n/a

Joanne R. Finnerty -
Chief Financial Officer (2)
2005	$94,000	$43,000	$10,300	30,000	—
n/a	—	—	—	—	—

Randall M. Gates -
Chief Financial Officer (3)
2005	$42,000	$21,000	—	—	$25,180
2004	$42,000	$17,500	—	40,000	$39,203

(1) All option grants were made pursuant to the equity compensation plan and represent options to purchase shares of JMG’s common stock at $4.00 per share. These options were cancelled in April 2005 and replaced with 30,000 options each to purchase shares of JMG’s common stock at $5.00 per share.

(2) Ms. Finnerty began employment with JMG in July 2005.

(3) Mr. Gates serves on a part-time basis for a monthly salary of $3,500 and was also paid $39,203 for activities related to the preparation of JMG’s registration statement on Form SB-2.

Stock options granted during the most recently completed financial year

The following table discloses the grants of options to purchase or acquire shares of common stock to JMG’s executive officers during the period indicated.

Option grants during the period from incorporation on July 16, 2004 to December 31, 2005

	Individual grants					Potential realizable value at assumed annual rate of stock price appreciation for option term (3)
	Number of Securities underlying options		Percentage of total options granted to employees in period from incorp-oration July 16, 2004 to December 31, 2005	Exercise price per share	Expiration date	5%	10%

H.S. (Scobey) Hartley	30,000	(1)	6.5%	$5.00	April 2010	$57,000	$307,000
Randall M. Gates	30,000	(1)	6.5%	$5.00	April 2010	$57,000	$307,000
Joanne R. Finnerty	30,000	(2)	6.5%	$5.00	July 2010	$57,000	$307,000

(1) Granted under JMG’s equity compensation plan. The options are fully vested and exercisable. In April 2005 these grants were issued for 30,000 options to acquire shares of common stock at $5.00 per share, expiring in April 2010.

(2) In July 2005 we granted under our equity compensation plan, 30,000 options to acquire shares of common stock at $5.00 per share, expiring in July 2010. These options will vest as to one-third on each of the first, second and third anniversaries of the grant date.

(3) Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved if options are exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission based on the assumed price of $5.00 per share, and do not represent JMG’s estimate or projection of the future stock price.

Option exercises in last fiscal year and fiscal year-end option values

The following table sets forth the number and value of securities underlying options held as of December 31, 2005.

			Number of shares underlying unexercised options at December 31, 2005		Value of unexercised in-the-money options at December 31, 2005
	Number of shares acquired	Value realized	Exercisable	Unexercisable	Exercisable	Unexercisable

H.S. (Scobey) Hartley	—	—	30,000	—	$224,700	—
Randall M. Gates	—	—	30,000	—	$224,700	—
Joanne R. Finnerty	—	—	—	30,000	$—	$224,700

Security Ownership of Certain Beneficial Owners and Management and related Stockholder Matters

Equity compensation plan

JMG’s Board of directors and stockholders approved our equity compensation plan in August 2004. We have authorized a total of 10% of the number of shares outstanding for issuance under this plan. For the purposes of this calculation, the number of shares outstanding includes securities. A total of 509,000 shares of common stock are authorized for grant of which 446,750 options were granted at December 31, 2005 under the plan to officers, directors, employees and consultants. All outstanding options at December 31, 2005 are exercisable at a price per share of $5.00 and expire five years from the date of issuance. Options issued to directors are fully vested upon grant. All other grants vest over a period of three years.

Under the equity compensation plan, employees, non-employee members of the board of directors and consultants may be awarded stock options to purchase shares of common stock. Options may be incentive stock options designed to satisfy the requirements of Section 422 of the U.S. Internal Revenue Code, or non-statutory stock options which do not meet those requirements. If options expire or are terminated, then the underlying shares will again become available for awards under the equity compensation plan.

The equity compensation plan is administered by the compensation committee of the board of directors. This committee has complete discretion to:

•	determine who should receive an award;

•	determine the type, number, vesting requirements and other features and conditions of an award;

•	interpret the equity compensation plan; and

•	make all other decisions relating to the operation of the equity compensation plan.

The exercise price for non-statutory and incentive stock options granted under the equity compensation plan may not be less than 100% of the fair market value of the common stock on the option grant date. The compensation committee may also accept the cancellation of outstanding options in return for a grant of new options for the same or a different number of shares at the same or a different exercise price.

If there is a change in JMG’s control, an unvested award will immediately become fully exercisable as to all shares subject to an award. A change in control includes:

•	a merger or consolidation after which JMG’s then current stockholders own less than 50% of the surviving corporation;

•	a sale of all or substantially all of JMG’s assets; or

•	an acquisition of 50% or more of JMG’s outstanding stock by a person other than a corporation owned by JMG’s stockholders in substantially the same proportions as their stock ownership in us.

In the event of a merger or other reorganization, outstanding stock options will be subject to the agreement of merger or reorganization, which may provide for:

•	the assumption of outstanding awards by the surviving corporation or its parent;

•	their continuation by us if we are the surviving corporation;

•	accelerated vesting; or

•	settlement in cash followed by cancellation of outstanding awards.

The board of directors may amend or terminate the equity compensation plan at any time. Amendments are subject to stockholder approval to the extent required by applicable laws and regulations. The equity compensation plan will continue in effect unless otherwise terminated by the board of directors.

Equity compensation plan information as of December 31, 2005
Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans (1)

Equity compensation plan	479,250	$5.00	20,508

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section describes the transactions we have engaged in with persons who were our directors or officers at the time of the transaction, and persons or entities known by us to be the beneficial owners of 5% or more of our common stock since our incorporation on July 16, 2004.

Business Relationships with JED and Enterra

Agreement of Business Principles: We entered into the 2nd Amended and Restated Agreement of Business Principles with JED Oil Inc. and Enterra Energy Trust, effective August 1, 2004. Effective Setember 28, 2006, this agreement was terminated. Under the agreement, JED and Enterra offered farm-outs to us of exploratory drilling prospects, and we offered farm-outs to JED of developed drilling prospects from Enterra and us. The agreement contemplated that we would pursue exploratory drilling, JED would pursue development drilling, and Enterra would pursue developed and producing assets. Under the agreement, if we accepted a farm-in, we would pay all of the exploration drilling costs and would earn 70%, or a mutually agreeable percentage, of the interest in the producing zones of the wells we drilled. Under our farm-outs to JED, JED would pay all of the drilling costs and would earn 70%, or a mutually agreeable percentage, of our interest in the producing zones of the wells drilled under the farm-out. This arrangement provided us with the potential for a carried working interest in new wells for which we would have no costs.

We also agreed that Enterra had the right of first refusal to purchase our interests when we determined that we wished to sell. The agreement provided that the price for our interest was to be the same consideration as offered under a bona fide third party offer, or if there is no such offer, as determined by an independent engineering report prepared by a mutually agreeable independent engineering firm. We believed these arrangements would permit us to concentrate on our business plan of exploratory drilling, possibly provide a buyer for our interests as they are developed and possibly further development drilling in which we may be able to retain a reduced interest at no additional cost to us.

Services Agreements: We entered into a Technical Services Agreement with JED and Enterra effective January 1, 2004 under which JED provided us with all personnel, office space and equipment on an as needed basis. The agreement provided that JED will bill us at its cost, including overhead allocation, for all management, operating, administrative and support services. These services include engineering, geological and geophysical analysis, joint venture land activities, drilling operations, well and facility operations, marketing, corporate and business management, planning and budgeting, finance and treasury functions, accounting functions (including general, production and revenue and joint venture accounting, financial reporting, regulatory filing and reporting, corporate and commodity tax, and internal and joint venture audit), payroll, purchasing, human resources, legal services, insurance and risk management, government and regulatory affairs, computer services and information management, administrative services and record keeping, office services and leasing. The Technical Services Agreement was terminated and replaced by a Joint Services Agreement at January 1, 2006 and JED continues to provide these services to us. The Joint Services Agreement may be terminated by either party with 30 days notice.

Total expenses incurred under this agreement during 2005 was $442,667.

Interpersonal Relationships with JED and Enterra: The senior officers and some of the directors of JED, Enterra and JMG have equity ownership in all three entities and hold the following executive positions and/or directorships:

H. S. (Scobey) Hartley was our Chief Executive Officer, President, and was a director of Enterra. Mr. Hartley did not stand for re-election to the Board of Enterra at the Enterra’s 2006 annual general meeting. Mr. Hartley passed away in June 2006.

Thomas J. Jacobsen is a director of JMG, and is Chief Executive Officer and a director of JED.

Reg J. Greenslade is Chairman of the JMG board, and is Chairman of the JED board

Proposed Merger with JED: JMG and JED announced in January, 2006 that they were pursuing a possible merger in which JMG would merge with a wholly-owned subsidiary of JED in the U.S. Merger talks have terminated.

Conflicts of Interest Policies

All transactions between us and any of JMG’s officers, directors, or 5% stockholders must be on terms no less favorable than could be obtained from independent third parties. JMG’s bylaws require that a majority of disinterested directors is required to approve any proposal in which any of JMG’s officers or directors have a principal or other interest.

Other than as described in this section, there are no material relationships between us and any of JMG’s directors, executive officers or known holders of more than 5% of JMG’s common stock.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Shown below is a line-graph comparing cumulative total shareholder return on JMG Common Stock since JMG’s initial public offering in August 4, 2005 until September 30, 2006 against the cumulative total return for the Russell Midcap Indes and the Crude Petroleum & Natural Gas SIC Code Index.

COMPARATIVE FIVE-YEAR TOTAL RETURNS

JMG Exploration Inc., Crude Petroleum & Natural Gas SIC Code Index, and Russell MidCap Index
(Performance results as of August 4, 2005 through September 29, 2006)

	8/04/2005	9/30/2005	12/30/05	3/31/2006	6/30/2006	9/29/2006

JMG Exploration, Inc.	$100.00	$113.08	$57.62	$82.69	$82.69	$68.08
Crude Petroleum & Natural Gas SIC Index	$100.00	$112.45	$107.05	$118.68	$122.32	$118.76
Russell MidCap Index	$100.00	$100.33	$102.24	$109.62	$106.47	$108.33

The graph depicted above assumes that $100 was invested in the common stock of JMG, and in each index, on August 4, 2005, and that all dividends were reinvested. JMG has not paid or declared any cash dividends on its common stock. The graph is required to be presented by the Securities and Exchange Commission. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Notwithstanding anything to the contrary set forth in any of JMG’s previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report on Executive Compensation nor any of JMG’s board committee charters is “soliciting material” or is to be incorporated by reference into any such prior filings, nor shall such graph, report or charters be incorporated by reference into any future filings made by us under those statutes.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITOR

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for assisting the Board in monitoring the integrity of the financial statements of JMG, compliance by JMG with legal and regulatory requirements, and the independence and performance of JMG’s internal and external auditor.

The consolidated financial statements of JMG for the year ended December 31, 2005, were audited by Ernst & Young LLP, independent auditor for JMG.

As part of its activities, the Committee has:

1.	Reviewed and discussed with management the audited financial statements of JMG;

2.
Discussed with the independent auditor the matters required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the Securities and Exchange Commission, U.S. Public Company Accounting Oversight Board and New York Stock Exchange rules;

3.	Received the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

4.	Discussed with the independent auditor their independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of JMG for the year ended December 31, 2005, be included in JMG’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of JMG

Reg J. Greenslade, Chair	Thomas J. Jacobsen Reuben Sandler
Audit Fees

The aggregate fees billed to us by Ernst & Young LLP for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K for 2005 and 2004, reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q for fiscal years 2005 and 2004, were $171,500 for 2005 and $10,000 for 2004.

Audit-Related Fees

The aggregate fees billed for audit-related services provided to us by Ernst & Young LLP during 2005 and 2004 were $30,000 and nil, respectively. These fees represent services including audits of the financial statements of certain of our subsidiaries and affiliated entities, and reviews of internal controls not related to the audit of our consolidated financial statements.

Tax Fees

No fees were paid to Ernst & Young LLP for tax compliance during 2005 or 2004.

All Other Fees

Ernst & Young LLP did not provide us any other services during 2005 or 2004.

 Administration of Engagement of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by the independent auditor and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by the independent auditor and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditor during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Controller or Chief Risk Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

All of the services provided by the independent auditor in 2005 and 2004, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

Ernst & Young LLP began serving as our external auditor for the fiscal year ended December 31, 2003. Ernst & Young LLP examined the consolidated financial statements of JMG for the year ended December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so. The Audit Committee has not yet selected our external auditor for the fiscal year ending December 31, 2006.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Our Form 10-K, including financial statements for the year ended December 31, 2005, accompanies, or has been mailed to you immediately prior to, this proxy statement. If requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to Investor Relations, at JMG’s principal office in Calgary, Alberta, Canada.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Although we do not household for our registered shareholders, some brokers household JMG proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of JMG.

JMG EXPLORATION, INC.

FORM OF PROXY
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

The undersigned Shareholder of JMG Exploration, Inc. (the “Corporation”) hereby appoints Reg J. Greenslade, the Chairman of the Corporation, or, failing him, Thomas J. Jacobsen, Chairman of the Corporation, both of Calgary, Alberta, or instead of either of them,                                                                                                        as proxy (“Proxy”) of the undersigned with full power of substitution, to attend, act and vote for the undersigned, at the proxy’s discretion, except as specified below, at the Annual General Meeting of Shareholders of the Corporation, to be held on January 26, 2007 (the “Meeting”), at any adjournment or adjournments thereof, and at every poll arising therefrom:

1. VOTE FOR        or VOTE AGAINST          or WITHHOLD FROM VOTING ON         the resolution to set the number of directors to be elected at the meeting at five.

2. VOTE FOR         or WITHHOLD FROM VOTING ON           the election of the slate of nominees for director set out in the Management Proxy Circular dated December 21, 2006.

To vote at the discretion of said Proxy upon any amendments to or variations of the above matters or any other matters properly brought before the Meeting or adjournments thereof.

This Proxy is solicited by management of the Corporation and management’s proxy will vote the shares represented by this proxy as directed above, and if not directed, will vote in favour of each of the matters referred to above.

A shareholder has the right to appoint a proxy other than management’s nominees to attend and act for him or her at the meeting. To exercise this right, cross out the names of management’s nominees and legibly print the name of your appointee, who need not be a shareholder, in the space provided above.

The undersigned hereby revokes any proxy previously given to vote at the Meeting.

DATED this ____ day of __________________ , 200 .

_______________________________________
(signature of Shareholder(s))

_______________________________________
(name(s) of Shareholder(s), please print)

NOTE: Joint owners should each sign; executors, trustees, administrators etc. should include their full title; and, for Trusts, the proxy must be under seal, or signed by an officer or attorney duly authorized in writing and accompanied by a copy of such authorization.

A proxy will not be valid unless properly completed, dated and received by Olympia Trust Company, 2300, 125 - 9th Avenue SE, Calgary, Alberta T2G 0P6, prior to the close of business on the business day prior to the day of the Meeting, or by the Chairman of the Meeting before the time of the Meeting.